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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement [Form S-3 No. 333-6131] and related Prospectus of Cover-All Technologies, Inc. and subsidiaries for the registration of 6,591,528 shares of its common stock of our report dated March 15, 2002, with respect to the 2001, 2000 and 1999 consolidated financial statements and schedule of Cover-All Technologies, Inc. and subsidiaries included in its Annual Report [Form 10-K] for the year ended December 31, 2001.

     We also consent to the incorporation by reference in the Registration Statement [Form S-8 No. 333-44119] pertaining to the 1995 Employee Stock Option Plan, and in the related Prospectus of Cover-All Technologies, Inc. and subsidiaries of our report dated March 15, 2002, with respect to the 2001, 2000 and 1999 consolidated financial statements and schedule of Cover-All Technologies, Inc. and subsidiaries included in its Annual Report [Form 10-K] for the year ended December 31, 2001.



                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants

New York, New York
March 29, 2002